                                                                     Exhibit 5.1


               [LETTERHEAD OF MAYER, BROWN & PLATT APPEARS HERE]


                                 August 14, 1998


The Board of Trustees
Cabot Industrial Trust
Two Center Plaza, #200
Boston, MA 02108-1906

                  Re:      Registration Statement on Form S-11

Ladies and Gentlemen:

         We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale of up to 1,074,683 common shares of beneficial interest (the "Common Shares") of the Company, $.01 par value per share, by certain shareholders of the Company as described in the Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to which this opinion is an exhibit. Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Registration Statement.

         As counsel to the Company, we have examined originals or copies certified to our satisfaction as being true and complete copies of the Company's Declaration of Trust, the Company's Bylaws, resolutions of the Company's Board of Trustees and such records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. As to certain facts relevant to our opinion, we have relied upon certificates of public officials and officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Shares has been duly authorized by all necessary corporate action and that the Common Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                                     Very truly yours,


                                                     MAYER, BROWN & PLATT

                                                                       EXHIBIT A

              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]


                                                                     FILE NUMBER
                                                                          868347



                                August 14, 1998



Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

          Re:  Registration Statement on Form S-11
               -----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to (i) 1,000,000 common shares (the "MSAM Shares") of beneficial interest, $.01 par value per share, of the Company (the "Common Shares"), acquired by certain entities for whom Morgan Stanley Asset Management, Inc. ("MSAM") acted as advisor, pursuant to a Share Purchase Agreement, dated December 17, 1997, by and between the Company and MSAM; and (ii) 74,683 Common Shares (the "Exchange Shares"), which may be issued to a certain holder of up to 74,683 units of limited partnership interest in Cabot Industrial Properties, L.P., a Delaware limited partnership, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

          4. Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to the sale, issuance and registration of the MSAM Shares and the Exchange Shares, certified as of the date hereof by the Secretary of the Company;

          5. The form of certificate evidencing a Common Share, certified as of the date hereof by the Secretary of the Company;

          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          7. A certificate executed by Neil E. Waisnor, Secretary of the Company, dated August 14, 1998;

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The MSAM Shares have been duly authorized and, when issued, sold and delivered against payment therefor in the manner described in the Registration Statement and in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

          3. The Exchange Shares, upon the due execution, countersignature and delivery of certificates evidencing the Exchange Shares against payment therefore in the manner contemplated by the Board of Trustees of the Company, or duly authorized committee thereof, authorizing their issuance, will be (assuming that upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue) duly authorized, validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Mayer, Brown & Platt, counsel to the Company) without, in each instance, our prior written consent.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                    Very truly yours,

                                    BALLARD SPAHR ANDREWS & INGERSOLL, LLP